First Niagara Financial Group, Inc. to Acquire Hudson River Bancorp, Inc.

Combined Entity Will Rank Second in Market Share in the Capital Region

Transaction Expected to be 13% Accretive to 2005 E.P.S.

LOCKPORT, NY and HUDSON, NY -- 04/02/2004 -- The Boards of Directors of First Niagara Financial Group, Inc. (NASDAQ: FNFG) and Hudson River Bancorp, Inc. (NASDAQ: HRBT) jointly announced today that they have signed a definitive Merger Agreement under which Hudson River Bancorp, Inc. will merge into First Niagara. Headquartered in Hudson, New York, Hudson River Bancorp, Inc. is the holding company for the Hudson River Bank & Trust Company and the Hudson River Commercial Bank.

The transaction will give First Niagara the number two deposit market position in the Capital Region with more than 12% of all deposits. The combined entity will serve customers through a network of over 110 banking centers in 24 counties across upstate New York and have total assets of approximately $7.8 billion.

Under the terms of the Agreement, each share of Hudson River Bancorp stock will be valued at approximately $19.63, based on First Niagara's closing stock price of $13.87 on April 1, 2004. Hudson River stockholders will be entitled to elect to receive merger consideration in shares of First Niagara stock, cash, or a combination of stock and cash. The aggregate merger consideration is comprised of approximately 35.7 million shares of First Niagara common stock and approximately $125.0 million in cash. The actual value of the merger consideration to be paid upon closing will depend on the average stock price for First Niagara just prior to the completion of the merger. The mix of cash and stock received by each Hudson River stockholder will also be determined at that time to ensure that each share of Hudson River stock receives equal consideration. Hudson River stock options will be exchanged for First Niagara stock upon completion of the merger if not previously exercised.

Including the estimated economic value of outstanding Hudson River options, the aggregate purchase price will be approximately $620.0 million. The acquisition is anticipated to be accretive to First Niagara's estimated 2005 earnings per share by approximately 13%, including anticipated cost savings, which are expected to total 28% of Hudson's current non-interest expense.

In announcing the transaction, Paul J. Kolkmeyer, president and CEO of First Niagara Financial Group, Inc. and First Niagara Bank, said, "This transaction significantly strengthens our market position in the Capital Region which has a strong demographic profile relative to other upstate New York markets. Customers will benefit from the expanded range of products and services of our combined entity while enjoying the convenience of our more than 60 locations in the region. This transaction is a tremendous complement to our acquisition of Troy Financial Corporation which was completed in January 2004, and will provide us with an even stronger platform to execute our customer-focused strategy.

"Like First Niagara, Hudson River Bank & Trust Company is a community bank that has had tremendous success built on a solid foundation of customer and community commitment. We look forward to what we can accomplish together."

President and CEO of Hudson River Bancorp, Inc., Carl A. Florio, will continue to provide leadership as First Niagara's Eastern New York Regional President. Commenting on the merger agreement Florio said, "This transaction represents excellent value for Hudson River Bancorp shareholders. I am extremely proud of our fine organization and its 154 year legacy of customer and community service. First Niagara is an outstanding organization that shares our passion for customer service and dedication to improving the quality of life in the communities we serve. We are both community banks with long and proud histories. I also look forward to what our two organizations can jointly accomplish."

Two Hudson River Bancorp, Inc. board members will join First Niagara Financial Group's Board of Directors. The remaining Hudson River Bancorp board members will continue to offer guidance to First Niagara as members of its Eastern New York Advisory Council.

While some operations are remaining in Hudson, cost efficiencies have been identified within this acquisition and some management, support and administrative positions will be eliminated. It is also anticipated that several branch locations within the region will be consolidated after the transaction closes. Employees who are affected by the operational changes will be offered opportunities to post for positions within First Niagara for which they are qualified.

The Hudson River Bank & Trust Company Foundation will not be affected in any way by this transaction.

The acquisition, which has been unanimously approved by the boards of directors of First Niagara and Hudson River, is subject to the approval of First Niagara Financial Group and Hudson River Bancorp's stockholders and the approval of bank regulatory authorities, as well as other customary conditions. The Merger Agreement provides for breakup fees if the Agreement is terminated under certain circumstances.

First Niagara was advised by the investment banking firm of Ryan Beck & Co. and the law firm of Luse, Gorman, Pomerenk & Schick. Hudson River Bancorp was advised by the investment banking firm of Sandler, O'Neill & Partners, L.P. and the law firm of Silver, Freedman and Taff.

About First Niagara -- First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $4.9 billion and deposits of $3.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 68 banking centers, a loan production office, several financial services subsidiaries and 92 ATMs throughout New York State. First Niagara's range of products includes personal and business checking, savings, business loan and mortgage products, cash management services, investment alternatives, lease financing and trust services. The Company offers an expanded product line, which includes commercial and personal insurance and investment advisory services.

About Hudson River Bancorp -- Hudson River Bancorp, Inc. is the holding company for the Hudson River Bank & Trust Company and the Hudson River Commercial Bank. Founded in 1850, the bank has 50 offices, 64 ATMs and is a full-service financial services organization offering a wide variety of business and consumer banking products and services. As of December 31, 2003, Hudson River Bancorp had assets of $2.6 billion, deposits of $1.8 billion and equity of $273.4 million.

Conference Call -- First Niagara will be hosting a conference call concerning the acquisition announcement. It will be held at 10 a.m. Eastern Standard Time on Friday, April 2, 2004. Interested parties should call (877) 709-8150. Participants can call as early as 9:45 a.m. and a replay will be available for seven days following the call at (877) 660-6853. The replay account number is 6340. The replay conference number is 100337. A copy of the presentation will be available on First Niagara's website at www.fnfg.com.

Forward-Looking Statements -- This news release contains certain forward-looking statements about the proposed merger of First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc. These include statements regarding the anticipated consummation date of the transaction, anticipated cost savings and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings or in achieving such savings within the expected time frame, difficulties in integrating First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc., increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which First Niagara Financial Group, Inc. and Hudson River Bancorp, Inc. are engaged and changes in the securi